Exhibit 3.993
FILE NO. 94814

FILED
IN THE OFFICE OF THE CORPORATION
COMMISSIONER OF THE STATE OF OREGON
OCT 26 1971
FRANK J. HEALY
CORPORATION COMMISSIONER
ARTICLES OF INCORPORATION
OF
PELTIER ENTERPRISES, INC.
          The undersigned, being of legal age and desirous of forming a corporation under the Oregon Business Corporation Act, adopts the following written Articles of Incorporation, in duplicate:
ARTICLE I
          The name of this corporation is:
PELTIER ENTERPRISES, INC.
ARTICLE II
          The duration of this corporation is perpetual.
ARTICLE III
          This corporation is organized for the purpose of engaging in any lawful activity for which corporations may be organized under Chapter 57 of the Oregon Revised Statutes.
ARTICLE IV
          The total number of shares which this corporation shall have the authority to issue is 10,000,000 shares of common stock, $1.00 par value.
          All stock shall be issued under the requirements of Section 1244 of the Internal Revenue Code of 1954, as amended, so as to qualify thereunder as Small Business Corporation stock.
          The corporation may issue and sell its shares for such consideration as, from time to time, may be fixed by the Board of Directors.

ARTICLE V
     No shareholder of this corporation shall have any preemptive or other preferential right to purchase or subscribe for any shares of any class of stock of this corporation whether now or hereafter authorized or to any treasury shares offered for sale by the corporation or to any obligations convertible into stock of the corporation, issued or sold, nor any right of subscription to any thereof, other than such, if any, as the Board of Directors, in its discretion from time to time may determine, and at such price as the Board of Directors may from time to time fix, regardless of whether the issue or sale of any such share shall adversely effect said shareholder’s proportion of voting power.
ARTICLE VI
     No contract or other transaction between this corporation and any other corporation shall be affected by the fact that any director of this corporation is interested in, or is a director or officer of, such other corporation, and any director, individually or jointly, may be a party to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested; and no contract, or other transaction of this corporation with any person, firm or corporation, shall be affected by the fact that any director of this corporation is a party to, or is interested in, such contract, act or transaction, or is in any way connected with such person, firm or corporation, and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested.
ARTICLE VII
          The first Board of Directors shall consist of three members whose names and post office addresses are:

Name	Address
Doris Jean Peltier	6711 S. W. Canyon Road #74 Portland, Oregon 97225

Arlyne A. Dudley	2160 N. W. Johnson #5 Portland, Oregon 97210

Lee Davis Kell	2816 N. E. 19th Portland, Oregon 97212
ARTICLE VIII
          The corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the Board of Directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders or otherwise.
ARTICLE IX
          Each share of capital stock of this corporation, after the amount of the subscription price thereof has been fully paid in, shall be nonassessable and shall not be subject to assessment to pay the debts of the corporation.
ARTICLE X
          The registered agent of this corporation for service of process is Lee Davis Kell, whose address is 1107 Commonwealth Building, Portland, Oregon 97204, and said address is the registered office of this corporation.
ARTICLE XI
          The name and post office address of the incorporator is as follows: Lee Davis Kell, 1107 Commonwealth Building, Portland, Oregon 97204.
          I, the undersigned incorporator, declare under penalties of perjury that I have examined the foregoing and to the best of my knowledge and belief, it is true, correct and complete.
          Dated: October 20th, 1971.

/s/ ILLEGIBLE

FILE NO. 94814

FILED
IN THE OFFICE OF THE CORPORATION
COMMISSIONER OF THE STATE OF OREGON
APR 16 1973
FRANK J. HEALY
CORPORATION COMMISSIONER
ARTICLES OF AMENDMENT
OF
PELTIER ENTERPRISES, INC.
          Pursuant to ORS 57.360(1), a majority of the shareholders of the corporation entitled to vote thereon adopt the following Articles of Amendments
          1. The name of the corporation prior to this amendment is:
PELTIER ENTERPRISES, INC.
          2. The following amendments of the Articles of Incorporation were adopted by the shareholders on April 6, 1973.
“ARTICLE I
          The name of this corporation is:
WASTE CONTROL SYSTEMS, INC.”
“ARTICLE V
     A. Authorized Capital
          The total number of shares which this corporation shall have authority to issue is 15,000,000 shares, divided into 10,000,000 shares of common stock, $1.00 par value, and 5,000,000 shares of No Par Serial Preferred Stock.
     B. No Par Serial Preferred Stock
          1. The No Par Serial Preferred Stock shall have no voting rights and the exclusive voting power shall be vested in the holders of the common stock.
          2. The No Par Serial Preferred Stock shall entitle the holders thereof to receive out of surplus of the corporation a noncumulative dividend at a rate established by the Board of Directors for each series and payable at such times as established by the Board of Directors, before any dividend shall be set apart or paid on the common stock for such year, and the remainder of the surplus applicable to the payment of dividends shall be distributed as dividends among the holders of the common stock, as and then the Board of Directors determines.
          3. In the case of liquidation, dissolution or distribution of the assets of the corporation, the holders of the No Par Serial Preferred Stock shall be paid the portion of the consideration received for the issuance of such shares as has been allocated to stated capital by the Board of Directors for each series of No Par Serial Preferred Stock before any amount shall be payable to the holders of the common stock; and after the payment of the amount allocated to stated capital to the holders of the No Par Serial Preferred Stock, the balance of the assets and funds of the corporation shall be distributed wholly among the holders of the common stock.
          4. The No Par Serial Preferred Stock may be convertible into shares of any other class of stock or into any shares of any series of the same or any other class provided such class or series does not have prior or superior rights and preferences as to dividends or distribution of assets upon liquidation, and provided that the part of the stated capital of the corporation represented by the No Par Serial Preferred Stock to be converted is at the time of the conversion at least equal to the aggregate par value or stated value of the shares into which the shares of No Par Serial Preferred Stock are to be converted. The convertibility of any series of No Par Serial Preferred Stock shall be determined by the Board of Directors at the time of the issuance of such series.
          5. The Board of Directors shall have authority by resolution to divide the No Par Serial Preferred Stock into series with a separate designation for each series so as to distinguish the shares of each series from the shares of all other series. The Board of Directors, by resolution, are authorized to establish and fix and determine the variations in the relative rights and preferences as between series, provided all shares of the No Par Serial Preferred Stock shall have identical relative rights and preferences except in the following relative rights and preferences:
               a. The rate of dividend.
               b. Whether shares can be redeemed, and, if so, the redemption price and the terms and conditions of redemption.
               c. The amount payable upon shares in event of voluntary or involuntary liquidation.
               d. Sinking fund provisions, if any, for the redemption or purchase of shares.
               e. The terms and conditions, if any, on which shares may be converted.
          C. Small Business Corporation Stock
          All stock shall be issued under the requirements of Section 1244 of the internal Revenue Code of 1954, as amended, so as to qualify thereunder, if possible, as small business corporation stock.
          D. Consideration for Shares
          The corporation may issue and sell its shares for such consideration as, from time to time, may be determined by the Board of Directors.”
          3. At the time of the adoption of these amendments, 600,000 shares were outstanding, 600,000 were entitled to vote thereon, 598,704 voted for the amendments and none against.
          We, the undersigned, declare under the penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief it is true, correct and complete.
          Dated: April 11, 1973.

PELTIER ENTERPRISES, INC.
By:	/s/ Robert E. Bunn
Robert E. Bunn
Vice President

By:	/s/ Lee Davis Kell
Lee Davis Kell
Asst. Secretary

FILE NO. 94814

FILED
IN THE OFFICE OF THE CORPORATION
COMMISSIONER OF THE STATE OF OREGON
AUG 18 1974
FRANK J. HEALY
CORPORATION COMMISSIONER
12b-B Articles of Amendment-(ILLEGIBLE)
7-71 Submit in duplicate
Articles of Amendment
of
WASTE CONTROL SYSTEMS, INC.
(Present (not new) Corporate Name)
     Pursuant to ORS 57.360(1), a majority of the shareholders of the corporation entitled to vote thereon adopt the following Articles of Amendment:
     1. The name of the corporation prior to this amendment is:
     WASTE CONTROL SYSTEMS, INC. .
     2. The following amendment of the Articles of Incorporation was adopted by the shareholders on August 1, 1974:
     (The article or articles being amended should be set forth in full as they will be amended to read.)
          Paragraph A of Article V shall be amended to read as follows:
“ARTICLE V
     A. Authorized Capital.
     The total number of shares which this corporation shall have authority to issue is 15,000,000 shares, divided into 10,000,000 shares of common stock, no par value; and 5,000,000 shares of no par Serial Preferred Stock.”

     3. Indicate total number of shares which, at time of adoption of amendment, were outstanding 480,000; entitled to vote thereon 480,000; voted for amendment 480,000; voted against amendment 480,000.
     4. If the shares of any class were entitled to vote on such amendment as a class, designate the number of outstanding shares entitled to vote thereon and the number of shares of each such class voted for and against such amendment:
n/a

Number of Shares
	Outstanding and	Number of Shares Voted
Class	Entitled to Vote	For	Against

     5. If amendment provides for an exchange, reclassification or cancellation of issued shares, and the manner in which the same shall be effected is not otherwise set forth herein, the exchange, reclassification or cancellation shall be effected as follows: All issued and outstanding stock of the corporation (480,000 shares of common stock $1.00 par value) shall be exchanged for 480,000 shares of common stock, no par value.
     6. If amendment effects a change in amount of stated capital, the amount of stated capital as changed is $                                        Change effected as follows:
no change
     We, the undersigned, declare under the penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief it is true, correct and complete.

/s/ Robert E. Bunn	and	/s/ Lee Devis Kell

Vice President		Asst. Secretary
Dated August 1 , 1974

FILE NO. 94814

FILED
IN THE OFFICE OF THE CORPORATION
COMMISSIONER OF THE STATE OF OREGON
NOV 18 1975
FRANK J. HEALY
CORPORATION COMMISSIONER
ARTICLES OF MERGER
OF
WASTE CONTROL SYSTEMS, INC.
and
DALLAS GARBAGE DISPOSAL CO.
ARTICLE I
     The Plan of Merger is as follows:
     1. The merger shall become effective upon the approval of the Plan of Merger by the members of the Board of Directors and shareholders of both Waste Control Systems, Inc. (WCSI) and Dallas Garbage Disposal Co. (Dallas), and upon the filing of Articles of Merger with the Corporation Commissioner for the State of Oregon; provided, the Articles of Merger shall not be filed until the transfer of the solid waste collection franchises owned by Dallas has been approved by the respective governments. WCSI shall survive the merger.
     2. The merger shall be pursuant to ORS 57.455 through 57.480 and Section 368(a)(1)(A) and the Internal Revenue Code of 1954, as follows:
     a. All of the assets of Dallas will be transferred to WCSI.
     b. WCSI will assume all liabilities and obligations of Dallas.
     c. The stock of Dallas will be cancelled and WCSI will issue to each of the Dallas shareholders 14,697 shares of
PAGE 1 — ARTICLES OF MERGER

its $1.00 par value common stock.
     d. Dallas will cease to exist.
     3. WCSI will continue all of the activities of Dallas including the operation of its solid waste collection franchises.
     4. The Articles of Incorporation and Bylaws of WCSI will not be amended.
     5. The officers and directors of WCSI shall remain the same except that John W. Condon will be elected a vice president and a member of its Board of Directors, and shall remain an officer and director as long as he is a shareholder of WCSI.
     6. Dallas warrants that its financial statements dated September 30, 1975, as provided to WCSI fairly represent the financial position of Dallas and include a complete list of the assets and liabilities of Dallas including encumbrances and contingent liabilities.
     7. Following the date of this Plan of Merger and until the Articles of Merger are filed with the Corporation Commissioner for the State of Oregon, Dallas will not enter into any transaction other than in the ordinary course of its business, unless it obtains the prior consent of WCSI, including but not limited to the purchase or sale of any assets, incurring any liability, contingent or otherwise, encumbering any assets, issuing additional stock, or distributing any assets to its shareholders. Merger to be completed by December 15, 1975.
     8. Upon the filing of Articles of Merger with the
PAGE 2 — ARTICLES OF MERGER

Corporation Commissioner for the State of Oregon, Dallas shall cease to exist and shall be merged with and into WCSI in accordance with the provisions of this Agreement and in accordance with ORS 57.480.
          9. Dallas shall, upon request of WCSI, execute and deliver or cause to be executed or delivered all such deeds and other documents, and will take or cause to be taken such further or other action as WCSI deems necessary or desirable in order to vest in and confirm to WCSI title to and possession of all its property, rights, privileges, powers, franchises, and otherwise carry out the purposes of this Agreement.
          10. Prior to the filing of the Articles of Merger with the Corporation Commissioner, this Agreement may be abandoned and terminated by unanimous consent of the shareholders of Dallas or WCSI. In the event of any termination or abandonment, this Agreement shall be void, and have no affect or responsibility on the part of either Dallas or WCSI or any director, officer, or shareholder of either corporation with respect thereof.
ARTICLE II
          The number of shares outstanding of Waste Control Systems, Inc. is 592,593 shares and the number of shares outstanding of Dallas Garbage Disposal Co. is 100 shares.
ARTICLE III
     Five hundred ninety two thousand five hundred ninety three shares of Waste Control Systems, inc. voted for the merger and no shares voted against the merger. One hundred shares
PAGE 3 — ARTICLES OF MERGER

of the stock of Dallas Garbage Disposal Co. voted for the merger and no shares voted against the merger.
DATED: October 8, 1975.

WASTE CONTROL SYSTEMS, INC.		DALLAS GARBAGE DISPOSAL CO.

By: /s/ (ILLEGIBLE) Vice President	By:	/s/ (ILLEGIBLE) President

BY: (ILLEGIBLE)	By:	/s/ (ILLEGIBLE)

(ILLEGIBLE) Secretary		Vice President

STATE OF OREGON	)
	)	ss.
County of Multnamah	)
     I, Judith Selfors, a notary public, do hereby certify that on this 8th day of October, 1975, personally appeared before me Robert E. Bunn and Lee Davis Kell who being by me first duly sworn, declared that they are the Vice President and Assistant Secretary respectively of Waste Control Systems, Inc. who signed the foregoing document as such officers of said corporation, and that the statements therein contained are true.

/s/ (ILLEGIBLE)
Notary Public for Oregon
My Commission Expires: 10-25-76

STATE OF OREGON	)
	)	ss.
County of Polk	)
     I, Richard C (ILLEGIBLE), a notary public, do hereby certify that on this 6th day of Oct, 1975, personally appeared before me John W. (ILLEGIBLE) and who being by me first duly sworn, declared that they is the President and respectively of Dallas Garbage Disposal Co. who signed the foregoing document as such officers of said corporation, and that the statements therein contained are tru.

/s/ (ILLEGIBLE)
Notary Public for Oregon
My Commission Expires: 9-18-79

PAGE 4 — ARTICLES OF MERGER

FILE NO. 94814

FILED
IN THE OFFICE OF THE CORPORATION
COMMISSIONER OF THE STATE OF OREGON
AUG 3 1983
FRANK J. HEALY
CORPORATION COMMISSIONER
Articles of Amendment
     Pursuant to the provisions of ORS 57.370, the undersigned corporation executes the following Articles of Amendment to its Articles of Incorporation:
     1. The name of the corporation prior to this amendment is:
          Waste Control Systems, Inc.
     2. The following amendment of the Articles of Incorporation was adopted by the shareholders on March 15, 1983:
(The article or articles being amended should be set forth in full as they will be amended to read.)
     ARTICLE IV of this corporation’s Articles of Incorporation is amended in its entirety to be as follows:
“ARTICLE IV
     “The total number of shares which this corporation shall have authority to issue is 15,000,000 shares of no par value, divided into 10,000,00 shares of Class A common stock and 5,000,000 shares of Class B common stock. The exclusive voting power shall be vested in the holders of Class A common stock, which has voting rights. Class B common stock shall have no voting rights. This corporation may issue and sell its shares for such consideration as may be determined from tine to time by the Board of Directors.”
     ARTICLE V of this corporation’s Articles of Incorporation is amended in its entirety to be as follows:
“ARTICLE V
     “No shareholder of this corporation shall have any preemptive or other preferential right to purchase or subscribe for any shares of any class of stock of this corporation whether now or hereafter authorized or to any treasury shares offered for sale by the corporation or to any obligations convertible into stock of the corporation, issued or sold, nor any right of subscription to any thereof, other than such, if any, as the Board of Directors, in its discretion from time to time may determine, and at such price as the Board of Directors may from time to time fix, regardless of whether the issue or sale of any such share shall adversely effect said shareholder’s proportion of voting power.”
B.C.6 Articles of Amendment—For Gain
8-77 Submit in Duplicate

     3. The total number of shares which at time of adoption of amendment, were outstanding 512,752; entitled to vote thereon 512,752; voted for amendment                     ; voted against amendment                     .
     We the undersigned, declare under the penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief it is true, correct and complete.
Waste Control Systems, Inc.
Name of Corporation

by /s/ Robert E. Bunn	and	/s/ Duanel L. Sorensen

President	Asst. Secretary
Dated                                          19

(ILLEGIBLE)

FILED
DEC 14 1999
OREGON
SECRETARY OF STATE
ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION OF
WASTE CONTROL SYSTEMS, INC.
          1. The name of the corporation is Waste Control Systems, Inc.
          2. The amendments adopted to the articles of incorporation are as follows, to add the following articles to the articles of incorporation:
“ARTICLE VIII. ELIMINATION OF LIABILITY
          “A. To the fullest extent permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except that this provision shall not eliminate or limit the liability of a director for any of the following:
          “ 1. Any act or omission occurring before the date this provision becomes effective;
          “2. Any breach of the director’s duty of loyalty to the corporation or its shareholders;
          “3. Acts or omissions not in good faith or that involve intentional-misconduct or a knowing violation of law;
          “4. Any distribution to shareholders that is unlawful under the Oregon Business Corporation Act or successor statute; or
          “5. Any transaction from which the director derived an improper personal benefit.
          “B. Without limiting the generality of the foregoing, if the provisions of applicable law are further amended at any time, and from time to time, to authorize corporate action further eliminating the personal liability of directors and officers of the corporation, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as so amended.
          “C. No amendment to or repeal of this Article VIII, or adoption of any provision of these Articles of Incorporation inconsistent with this Article VIII, or a change in the law, shall adversely affect any elimination or limitation of liability, or other right or protection, that is based upon this Article VIII and pertains to any act, conduct, omission, or circumstance that occurred or existed before the amendment, repeal, adoption, or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Article VIII unless the change in law specifically requires the reduction or elimination. No amendment to or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any director or officer of the corporation for or with respect to any acts or omissions before the amendment or repeal.”
“ARTICLE IX. INDEMNIFICATION
          “A. The corporation shall indemnify, to the fullest extent permitted by law, any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit, or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement income Security Act of 1974 with respect to any employee benefit plan of the corporation or any of its subsidiaries, or served or serves at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. Any indemnification provided pursuant to this Article IX shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any provision of these Articles of Incorporation, the Bylaws, agreement, statute, policy of insurance, or otherwise.
          “B. Indemnification provided under this Article IX shall continue to cover any director or officer after the person ceases to serve in that capacity and shall enure to the benefit of the person’s heirs, personal representatives, and administrators.
          “C. The right to indemnification conferred by this Article IX shall be considered a contract right between the corporation and the person entitled to indemnity under this Article IX.
          “D. In addition to any rights set forth above in this Article IX, the corporation shall advance all reasonable expenses incurred by a director or officer who on behalf of the corporation is party to a proceeding, in advance of the proceeding to the fullest extent required or authorized under the law.”
     3. The date each amendment was adopted is August 18, 1999.
Page 2 — ARTICLES OF AMENDMENT

          4. The amendments were approved by the shareholders. Five hundred twenty two thousand four hundred eighty-seven shares of the corporation are outstanding, 522,487 votes are entitled to be cast on the amendments, 522,487 votes were cast for the amendments, and no votes were cast against the amendments.

Waste Control Systems, Inc.
By:	/s/ Duane L. Sorensen
Duane L. Sorensen, President

Page 3 — ARTICLES OF AMENDMENT